As filed with the Securities and Exchange Commission on August 7, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

CYTOKINETICS, INCORPORATED

(Exact name of Registrant as specified in its charter)

Delaware	94-3291317
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

350 Oyster Point Boulevard

South San Francisco, CA 94080

(Address of principal executive offices)

AMENDED AND RESTATED 2004 EQUITY INCENTIVE PLAN

(Full title of the plan)

Robert I. Blum

President and Chief Executive Officer

Cytokinetics, Incorporated

350 Oyster Point Boulevard

South San Francisco, CA 94080

(650) 624-3000

(Name, address, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 5,000,000 shares of the Common Stock to be issued pursuant to the Amended and Restated 2004 Equity Incentive Plan (the “EIP”). The shares of the Common Stock previously reserved for issuance under the EIP were registered on the Registrant’s Registration Statements on Form  S-8 previously filed with the Securities and Exchange Commission (the “SEC”) on May 4, 2004 (File No. 333-115146), June 20, 2005 (File No.  333-125973), April 14, 2006 (File No.  333-133323), February  28, 2007 (File No. 333-140963), March 14, 2008 (File No. 333-149713), August 7, 2008 (File No.  333-152850), August 6, 2009 (File No.  333-161116), August 4, 2010 (File No.  333-168520), August 5, 2011 (File No.  333-176089), August 6, 2012 (File No.  333-183091), August 7, 2013 (File No.  333-190458), August  5, 2015 (File No. 333-206101), November 3, 2017 (File No. 333-221348), March 4, 2020 (File No.  333-236889), May 29, 2020 (File No.  333-238786), May 13, 2021 (File No.  333-256054), November 5, 2021 (File No.  333-260840), May 31, 2022 (File No.  333-265316), and March 1, 2023 (File No. 333-270182), (collectively, the “Prior Registration Statements”).

This Registration Statement on Form S-8 relates to securities of the same class as that to which the Prior Registration Statements relate, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements, to the extent relating to the registration of Common Stock issuable under the EIP are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

ITEM 8. EXHIBITS

Exhibit Number	Description

4.1(1)	Amended and Restated Certificate of Incorporation.

4.2(2)	Amended and Restated Bylaws.

4.3(3)	Certificate of Amendment of Amended and Restated Certificate of Incorporation.

4.4(4)	Certificate of Amendment of Amended and Restated Certificate of Incorporation.

4.5(5)	Certificate of Amendment of Amended and Restated Certificate of Incorporation.

4.6(6)	Certificate of Amendment of Amended and Restated Certificate of Incorporation.

4.7*	Certificate of Amendment of Amended and Restated Certificate of Incorporation

4.8(7)	Specimen Common Stock Certificate.

5.1*	Opinion of Cooley LLP.

23.1*	Consent of Independent Registered Public Accounting Firm.

23.2*	Consent of Cooley LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page of this Form S-8).

99.1(8)	Amended and Restated 2004 Equity Incentive Plan.

107*	Filing Fee Table.

*	Filed herewith
(1)	Incorporated by reference to Exhibit 3.1 to the Company’s registration statement on Form S-3, registration number 333-174869, filed with the Securities and Exchange Commission on June 13, 2011.
(2)	Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 17, 2023.
(3)	Incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on August 4, 2011.
(4)	Incorporated by reference to Exhibit 5.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 25, 2013.
(5)	Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 20, 2016.
(6)	Incorporated by reference to Exhibit 3.5 to the Company’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on August 3, 2023.
(7)	Incorporated by reference to Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on May 9, 2007.
(8)	Incorporated by reference to Appendix A of the Company’s definitive proxy statement, filed with the Securities and Exchange Commission on April 10, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on this seventh day of August, 2025.

CYTOKINETICS, INCORPORATED

By:	/s/ Robert I. Blum
Robert I. Blum
President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert I. Blum, Sung Lee and John Faurescu jointly and severally, as his or her attorneys-in-fact, with full power of substitution in each, for him or her in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert I. Blum
Robert I. Blum	President, Chief Executive Officer and Director (Principal Executive Officer)	August 7, 2025

/s/ Sung Lee
Sung Lee	Executive Vice President, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 7, 2025

/s/ John T. Henderson	Chairman of the Board of Directors	August 7, 2025
John T. Henderson, M.B., Ch. B.

/s/ Muna Bhanji	Director	August 7, 2025
Muna Bhanji

/s/ Robert A. Harrington	Director	August 7, 2025
Robert A. Harrington, M.D.

/s/ Edward M. Kaye	Director	August 7, 2025
Edward M. Kaye, M.D.

/s/ Robert E. Landry	Director	August 7, 2025
Robert E. Landry

/s/ B. Lynne Parshall	Director	August 7, 2025
B. Lynne Parshall, Esq.

/s/ Wendell Wierenga	Director	August 7, 2025
Wendell Wierenga, Ph. D.

/s/ Nancy J. Wysenski	Director	August 7, 2025
Nancy J. Wysenski